Sidoti Spring 2025 Small Cap Conference March 20, 2025

| 2 Certain statements and information set forth in this presentation contains “forward-looking statements” and “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995.  Except for statements of historical fact, certain information contained herein constitutes forward-looking statements which include management’s assessment of future plans and operations and are based on current internal expectations, estimates, projections, assumptions and beliefs, which may prove to be incorrect. Forward-looking statements are provided to allow potential investors the opportunity of management’s beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment.  Some of the forward-looking statements may be identified by words such as “may”, “plan”, “foresee”, “will”, “should”, “could”, “anticipate,” ”believe,” “expect,” “intend,” “potential,” “continue,” and similar expressions. While the Company’s management believes that these forward-looking statements are reasonable as and when made, these statements are not guarantees of future performance and undue reliance should not be placed on them. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections.  For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The reader is cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement after they are made, whether as a result of new information, future events, or otherwise, except as required by federal securities laws. Forward-looking statements and other references

| 3 2024 review 01. 02. 03. Organic revenue flattish, in line with projections BASX Brand: The industry’s first large- scale development and sale of a custom- designed liquid cooling solution AAON Brand: Headwinds from the refrigerant transition and weaker nonresidential construction activity

| 4 -2.9% Y/Y -1030 bps Y/Y • -880 bps Q/Q -39.0% Y/Y • 15.8% margin -46.4% Y/Y +70.0% Y/Y • +33.9% Q/Q Sales $297.7M 26.1% $47.0M $0.30 $867.1M Gross Profit Margin EBITDA Diluted EPS Backlog Q4 2024 overview Q4 sales and earnings softer than anticipated Temporary slowdown should result in a steeper recovery

| 5 Q4 2024 summary: revenue Q4 Highlights The year-over-year decline was largely driven by the AAON Oklahoma segment, partially offset by strong gains in the AAON Coil Products segment (in m ill io ns ) $254.6 $266.0 $284.0 $312.0 $306.6 $262.1 $313.6 $327.3 $297.7 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $— $50 $100 $150 $200 $250 $300 $350

| 6 Q4 2024 summary: gross margin Q4 Highlights Year-over-year contraction largely reflects lower volumes and the related deleveraging of fixed costs at the AAON Oklahoma segment Right sizing capacity to meet growing demand at AAON Coil Products and BASX segments 30.8% 29.0% 33.1% 37.2% 36.4% 35.2% 36.1% 34.9% 26.1% Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 0% 10% 20% 30% 40%

| 7 (in m ill io ns ) $31.9 $32.9 $39.3 $51.5 $47.9 $45.3 $45.9 $48.6 $48.2 SG&A SG&A as a Percent of Sales Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $0 $10 $20 $30 $40 $50 $60 10% 12% 14% 16% 18% Q4 2024 summary: SG&A As a percent of sales, SG&A increased to 16.2% The increase in SG&A as a percent of sales was largely due to an increase in depreciation expenses and costs associated with long-term growth investments Q4 Highlights

| 8 The decline is largely associated with the lower gross margin, partially offset by an excess tax benefit related to stock compensation $0.47 $0.44 $0.55 $0.58 $0.56 $0.46 $0.62 $0.63 $0.30 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $— $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 Q4 Highlights Q4 2024 summary: EPS

| 9 Q4 Highlights $38.3 $154.9 Q4 2023 Q4 2024 $0 $100 $200 $0.3 $— $8.7 $6.5 Cash and cash equivalents Restricted cash Q4 2023 Q4 2024 $0 $10 Balance sheet remains strong Leverage ratio at the end of 2024 was 0.57 Expect capex of approximately $220.0 million in 2025, related to preparing the Memphis facility for production later this year Authorization of $100.0 million share repurchase program $76.0 $109.5 $213.2 2022 2023 2024 $0 $100 $200 $300 $282.2 $313.3 Q4 2023 Q4 2024 $0 $250 $500 Q4 2024 summary: balance sheet Restricted Cash, Cash & Cash Equivalents Debt Working Capital Annual Capex * All metrics are in millions

| 10 Segments AAON Oklahoma AAON Coil Products BASX Sales Gross Profits Down 16.1% Down 36.8% Up 129.9% Up 88.9% Down 3.0% Down 42.7% Production was slower than we anticipated As we enter Q2, refrigerant transition disruptions will abate and demand will begin to improve Strength driven by the new BASX branded data center liquid cooling product Expecting solid sequential improvement in sales and profits in the first quarter High demand and backlog at the Oregon facility, but also limited capacity Anticipate improvement in production volume and efficiency throughout 2025

| 11 Strategic pillars Innovation & Customization Drive Sustainable Organic Growth Be A Best-In- Class Operator

| 12 2020-2024 business cycle 2020 2021 2022-23 2024 Exceptional Flattish Phenomenal Flattish 2020-2024 CAGR 17%

| 13 2025 outlook Sales growth in the mid- to high-teens Sales Gross margin at similar levels we realized in 2024 Expenses Approximately $220.0 millionCapEx SG&A as a percent of sales to decline 25-50 basis points Sales and earnings will be modestly down sequentially from the fourth quarter, due to general seasonality, lasting impacts of the refrigerant transition and start-up costs related to Memphis Q1 Guidance

| 14 Appendix | 14

| 15 | 15 Revenue and backlog by branded products